UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF
THE SECURITIES EXCHANGE ACT OF 1934

FINWISE BANCORP
(Exact name of registrant as specified in its charter)

Utah (State of incorporation or organization)	83-0356689 (I.R.S. Employer Identification No.)

756 East Winchester, Suite 100 Murray, UT (Address of principal executive offices)	84107 (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered Common Stock, $0.001 par value per share	Name of each exchange on which each class is to be registered The Nasdaq Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement file number to which this form relates:
333-257929

Securities to be registered pursuant to Section 12(g) of the Act:
None

Item 1.          Description of Registrant’s Securities to be Registered.

The description of the common stock, $0.001 par value per share (the “Common Stock”), of FinWise Bancorp (the “Registrant”) set forth under the heading “Description of Capital Stock” in the prospectus that constitutes a part of the Registration Statement on Form S-1 (File No. 333-257929) initially filed publicly by the Registrant with the Securities and Exchange Commission on July 15, 2021, as may be subsequently amended from time to time thereafter, including by any form of prospectus filed by the Registrant pursuant to Rule 424(b) under the Securities Act of 1933, as amended, is incorporated herein by reference. Any statement contained in a document incorporated herein by reference shall be deemed to be modified or superseded for purposes hereof to the extent that another document incorporated herein by reference modifies or supersedes such previous statement.

Item 2.          Exhibits.

In accordance with the “Instructions as to Exhibits” with respect to Form 8-A, no exhibits are required to be filed as part of this registration statement because no other securities of the Registrant are registered on the Nasdaq Stock Market LLC and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: August 9, 2021	FINWISE BANCORP

	By:	/s/ Kent Landvatter
Name: Kent Landvatter
Title: President and Chief Executive Officer